EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Thistle Group Holdings, Co. on Form S-1 to be filed with the Securities and Exchange Commission and Form AC to be filed with the Office of Thrift Supervision of our report on Thisle Group Holdings, Inc and subsidiary dated February 5, 1998 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/DELOITTE & TOUCHE LLP
------------------------

DELOITTE & TOUCHE LLP
Philadelphia, PA

March 25, 1998